As filed with the Securities and Exchange Commission on January 29, 2018
Registration No. __________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________

SPHERE 3D CORP.
(Exact Name of Registrant as Specified in Its Charter)
___________________

Ontario, Canada	98-1220792
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

240 Matheson Blvd. East
Mississauga, Ontario L4Z 1X1
(Address, Including Zip Code, of Principal Executive Offices)
___________________

Sphere 3D Corp. 2015 Performance Incentive Plan
Sphere 3D Corp. Employee Stock Purchase Plan
(Full Title of the Plan)
___________________

Eric L. Kelly
Chief Executive Officer
9112 Spectrum Center Boulevard
San Diego, California 92123
(858) 571-5555
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Warren T. Lazarow, Esq.
Paul Sieben, Esq.
O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025
(650) 473-2600
___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X] Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [   ]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of	Amount	Offering	Aggregate	Amount Of
Securities	To Be	Price	Offering	Registration
To Be Registered	Registered	Per Share	Price	Fee

Common Shares, no par value per share, issuable pursuant to awards granted under the Sphere 3D Corp. 2015 Performance Incentive Plan	1,250,000(1) shares	$2.335(2)	$2,918,750(2)	$364

Common Shares, no par value per share, issuable pursuant to awards granted under the Sphere 3D Corp. Employee Stock Purchase Plan	220,000(1) shares	$2.335(2)	$513,700(2)	$64

TOTAL	1,470,000(1) shares		$3,432,450(2)	$428

(1)

This Registration Statement covers, in addition to the number of common shares, no par value per share (the “Common Shares”) of Sphere 3D Corp., a corporation incorporated under the laws of the Province of Ontario (the “Company” or the “Registrant”), stated above, options and other rights to purchase or acquire the Common Shares covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Sphere 3D Corp. 2015 Performance Incentive Plan and the Sphere 3D Corp. Employee Stock Purchase Plan (each a “Plan” and, collectively, the “Plans”) as a result of one or more adjustments under the Plans to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and 457(c) under the Securities Act, based upon the average of the high and low prices of the Common Shares on January 23, 2018 (which is within five business days prior to the date of this filing), as quoted on the Nasdaq Global Select Market.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE

            This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plans and consists of only those items required by General Instruction E to Form S-8.

__________________________

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

            The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.             Incorporation of Certain Documents by Reference

            The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)

The Registrant’s Registration Statements on Form S-8, filed with the Commission on June 25, 2015 (Commission File No. 333-205236), November 15, 2016 (Commission File No. 333-214605), February 24, 2017 (Commission File No. 333-216209) and August 24, 2017 (Commission File No. 333-220152);

(b)

The Registrant’s Annual Report on Form 20-F (File No. 001-36532) for its fiscal year ended December 31, 2016, filed with the Commission on March 31, 2017 (the “Form 20-F”), which includes the audited consolidated balance sheets of the Registrant and subsidiaries as of December 31, 2016 and 2015, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2016;

(c)

The description of the Registrant’s common shares contained in its Registration Statement on Form 8-A (File No. 001-36532) filed with the Commission on July 7, 2014 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other amendment or report filed for the purpose of updating such description; and

(d)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2016.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all Reports of Foreign Private Issuer on Form 6-K (or portions thereof) subsequently furnished to the Commission that are identified in such form as being incorporated by reference into this Registration Statement prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that unless otherwise identified, documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.             Interests of Named Experts and Counsel

            Not applicable.

Item 8.             Exhibits

            See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on January 29, 2018.

SPHERE 3D CORP.

By:	/s/ Eric Kelly
Eric Kelly
Chief Executive Officer

POWER OF ATTORNEY

            Each person whose signature appears below constitutes and appoints Eric Kelly and Peter Tassiopoulos, or either one or both of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric Kelly Eric Kelly	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 29, 2018

/s/ Kurt Kalbfleisch Kurt Kalbfleisch	Chief Financial Officer (Principal Financial and Accounting Officer)	January 29, 2018

/s/ Cheemin Bo-Linn	Director	January 29, 2018
Cheemin Bo-Linn

/s/ Vivekanand Mahadevan	Director	January 29, 2018
Vivekanand Mahadevan

/s/ Duncan McEwan	Director	January 29, 2018
Duncan McEwan

/s/ Peter Tassiopoulos	Director	January 29, 2018
Peter Tassiopoulos

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

            Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this registration statement in the City of San Jose, State of California on January 29, 2018.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Eric Kelly
Eric Kelly
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Sphere 3D Corp. 2015 Performance Incentive Plan.

4.2	Sphere 3D Corp. Employee Stock Purchase Plan.

5	Opinion of Stikeman Elliot LLP (opinion re legality).

23.1	Consent of Moss Adams LLP (consent of independent registered public accounting firm for Sphere 3D).

23.3	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney (included in this Registration Statement under “Signatures”).